Exhibit 99.1

FOR IMMEDIATE RELEASE
ASTROTECH COMPLETES REVIEW OF STRATEGIC ALTERNATIVES
Austin, Texas, July 14, 2010 — Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced that it has concluded its engagement with Lazard Middle Market following a review of strategic alternatives by its board of directors.
On September 28, 2009 Astrotech announced that it engaged Lazard Middle Market to advise the Company in exploring strategic financial and business alternatives to enhance shareholder value. Astrotech will continue to consider potential strategic alternatives, while maintaining focus on advancing its core business, Astrotech Space Operations (ASO) and its new business initiatives at 1st Detect and Astrogenetix.
About Astrotech Corporation
Astrotech Corporation (Nasdaq: ASTC) is a commercial aerospace company that provides spacecraft payload processing and government services, designs and manufactures space hardware, and commercializes space technologies for use on Earth. The Company serves our government and commercial satellite and spacecraft customers with our pre-launch services from our Astrotech Space Operations (ASO) subsidiary and incubates space technology businesses now focusing on two companies: 1st Detect Corporation, which is developing a mini-mass spectrometer first developed for the International Space Station; and Astrogenetix, Inc., which is developing biotech products in space and has recently developed a vaccine candidate for Salmonella.
The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.
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